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                                                                    EXHIBIT 99.1

PROXY                                                                      PROXY


                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                         COMMONWEALTH ENERGY CORPORATION

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of Commonwealth Energy Corporation, a California corporation (the "Company"), hereby appoints Ian B. Carter and Robert C. Perkins, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Special Meeting of Shareholders of the Company to be held on April 20, 2004, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on March 5, 2004, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED (A) FOR PROPOSAL 1 ON THE REVERSE SIDE; (B) FOR AND (C) IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.




        (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)


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 THE LISTED PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS
           BY, A 5 TO 1 VOTE, RECOMMENDS A VOTE "FOR" THE PROPOSALS.

                                                        PLEASE MARK VOTE
                                                        AS INDICATED IN      [X]
                                                        THIS EXAMPLE USING
                                                        DARK INK ONLY.


1.   AGREEMENT AND PLAN OF REORGANIZATION

Proposal to approve the Agreement and Plan of Reorganization, dated as of March __, 2004, by and among Commerce Energy Group, Inc., CEGI Acquisition Corp. and Commonwealth Energy Corporation, which provides for Commonwealth Energy Corporation to be merged with CEGI Acquisition Corp., a wholly-owned subsidiary of Commerce Energy Group, Inc., with Commonwealth Energy Corporation surviving as a wholly-owned subsidiary of Commerce Energy Group, Inc.

For All                 Against                 Abstain
-------                 -------                 -------

  [ ]                     [ ]                      [ ]

2.   ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

Proposal to consider and vote upon any proposal to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies.


For All                 Against                 Abstain
-------                 -------                 -------

  [ ]                     [ ]                      [ ]


THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IN THE EVENT THE DIRECTORS ARE TO BE ELECTED BY CUMULATIVE VOTING, THE PROXIES WILL HAVE DISCRETION TO CUMULATE VOTES AND DISTRIBUTE SUCH VOTES TO ONE OR MORE OF THE NOMINEES LISTED ABOVE IN WHATEVER MANNER THEY DEEM APPROPRIATE; PROVIDED, HOWEVER, THAT NO VOTES WILL BE ALLOCATED TO ANY NOMINEE WITH RESPECT TO WHOM AUTHORITY TO VOTE HAS BEEN WITHHELD.

[ ] I PLAN TO ATTEND THE ANNUAL MEETING

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.



___________________________________________________     Date: __________________
Signature

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